PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT made as of the 29th day of November, 1994 is between GSF ENERGY INC., a corporation incorporated under the laws of Delaware (the "Assignor") and BREA POWER PARTNERS, L.P., a limited partnership organized under the laws of Delaware (the "Assignee").

                           RECITALS

A. Assignor and the County of Orange a political subdivision of the State of California ("County"), are parties to an Amended and Restated Gas Lease Agreement dated as of December 14, 1993 (the "Gas Lease Agreement"), pursuant to which Assignor is granted certain rights to extract, process and sell "Refuse Gas" and "Constituent Products" (each as defined in the Gas Lease Agreement) and certain rights to use and occupy portions of the "Landfill" (as defined in the Gas Lease Agreement).

B. On or about the date hereof, Assignor is selling and conveying to Assignee and Assignee is purchasing certain electric generating and related equipment located at the Landfill ("Assignee's Facility").

C. Assignor is a limited partner of Assignee and is entering into this Agreement as a contribution to Assignee.

     NOW, THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and contained, the parties hereto mutually covenant and agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings given such terms in the Gas Lease Agreement.

2. The Assignor hereby assigns, transfers and conveys to the Assignee, effective as of the date first written above, the following rights and obligations of Assignor under the Gas Lease Agreement:

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(a)  all rights of Assignor under Sections 8.1 and 8.2 of the Gas Lease
Agreement with respect to the use and occupancy of that portion of the Plant Site on which Assignee's Facility is located, as more fully described in Exhibit A hereto ("Assignee's Facility Site") including the free right of ingress and egress at all times to and from Assignee's Facility Site;

(b) the rights of use and ingress and egress granted Assignor pursuant to Sections 8.1 and 8.2 of the Gas Lease Agreement to the extent reasonably necessary or convenient for Assignee's Facility and Assignee's operations;

(c) the right to obtain rights of way and easements from County with respect to Assignee's operations as specifically described in Section 8.5 of the Gas Lease Agreement;

(d) the right to receive cooperation from County as specifically described in Section 8.6 of the Gas Lease Agreement;

(e) the obligation to install and maintain landscaping at Assignee's Facility Site and Assignee's Facility, as required by Section 8.7 of the Gas Lease Agreement;

(f) the right and obligation to remove Assignee's Facility and restore that area of the surface of the Landfill upon which Assignee's Facility was situated as specifically described in Sections 9.1 and 9.2 of the Gas Lease Agreement;

(g) the right to return matter removed from Refuse Gas by Assignee's Facility (if any) as specifically described in Section 6.6 of the Gas Lease Agreement; and

(h) the obligation to pay taxes and assessments upon Assignee's Facility and any other facilities, equipment and improvements constructed or installed by Assignee in, on or adjacent to the Landfill, as specifically described in Section 19.1 of the Gas Lease Agreement.

The rights specifically assigned and conveyed to Assignee pursuant to this Agreement (the "Assigned Rights") and the Assignee's activities and operations at the Landfill shall be subject to, and undertaken in accordance with, the Gas Lease Agreement, which is hereby incorporated by reference into this Agreement. The obligations specifically assigned and conveyed pursuant to this Agreement, including the obligation to exercise the Assigned

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Rights and Assignee's activities and operations at the Landfill subject to, and in accordance with, the Gas Lease Agreement, are collectively referred to as the "Assumed Obligations."

3. Assignor represents and warrants to Assignee as of the date hereof that: (a) attached hereto as Exhibit B is a true, correct and complete copy of the Gas Lease Agreement; (b) the Gas Lease Agreement is in full force and effect, free and clear of any liens or encumbrances created by or through Assignor, and no amendments other than Modification No. 1 dated even date herewith are pending, and (c) Assignor is not in default of the Gas Lease Agreement and, to Assignor's knowledge, County is not in default of the Gas Lease Agreement. Assignor shall indemnify and hold Assignee and its successors and assigns harmless from and against any and all claims, expenses, liabilities or losses arising out of a material inaccuracy of any of the foregoing representations and warranties.

4. Assignee hereby accepts the assignment to it of the Assigned Rights and agrees to assume, perform and be liable for each and every Assumed Obligation. Assignee shall indemnify and hold Assignor and its successors and assigns, harmless from and against any and all third party claims and the expenses, liabilities or losses incurred in connection therewith or resulting therefrom, to the extent arising out of the performance or non-performance of the Assumed Obligations. If Assignor is required by county to perform, or pay any amounts in respect of, any or all of the Assumed Obligations, the Assignor shall be subrogated to all rights and remedies of county against Assignee with respect to such Assumed Obligations.

5. Assignor shall be solely entitled to exercise and enjoy all rights under the Gas Lease Agreement other than the Assigned Rights (collectively "Assignor's Lease Rights") and shall be solely responsible for performing all obligations under the Gas Lease Agreement other than the Assumed Obligations (collectively, "Assignor's Lease Obligations"). Assignor shall indemnify and hold Assignee and its successors and assigns harmless from and against any and all third party claims and the expenses, liabilities or losses incurred in connection therewith or resulting therefrom to the extent arising out of the performance or non-performance of the Assignor's Lease Obligations.

6. Assignee shall comply with all provisions of Section 15 of the Gas Lease Agreement.

7. The term of this Agreement shall commence as of the date first above written and shall continue until the expiration or termination of the Gas Lease Agreement.

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8.  All notices, requests, consents, approvals, elections, demands, and other communications (collectively referred to as "Notices") required or permitted to be given under this Agreement shall be in writing and shall be given to a party at the address set forth on the signature page hereof, or at such other address as such party may hereafter specify for such purpose by notice to the other parties hereto. Such Notices shall be deemed to be delivered on the fifth business day after deposit thereof in the United States mail, first class postage prepaid, or when received if sent by overnight courier service, telex or telegraph or delivered by hand.

9. This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

10. Any amendments or waivers to this Agreement must be in writing and signed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this agreement on the date and year first mentioned.

                                GSF ENERGY, INC.


                                By:  /s/ Wayne A. Hinmin
                                Title:  President
                                Address:  7201 Hamilton Boulevard
                                          Allentown, PA 18195-1501


                                BREA POWER PARTNERS, L.P.
                                By its general partner:

                                Brea Power (I), Inc.

                                By:  /s/ Jean P. Desnouee
                                Title:  Vice President
                                Address:  7201 Hamilton Boulevard
                                          Allentown, PA 18195-1501